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                                    AMENDMENT

     THIS AMENDMENT dated as of June 1, 1998 by and between Sandata, Inc., having an office at 26 Harbor Park Drive, Port Washington, NY 11050 ("Sandata") and National Medical Health Card Systems, Inc. ("Health Card") having an office at 26 Harbor Park Drive, Port Washington, NY 11050.

                                   WITNESSETH:

     WHEREAS, as of June 1, 1998 Sandata and Health Card entered into an Agreement whereby Health Card agreed to, among other things, take on all maintenance and support services with respect to programs previously developed and maintained by Sandata, and hire several full-time employees (Programmers"); and

     WHEREAS, Sandata and Health Card wish to amend certain of the terms and conditions of such Agreement as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants set forth, the parties agree as follows:

     1. Paragraph 1 shall be amended by deleting the previous language and replacing it with the following:

          "Concurrently with the execution hereof, Health Card is paying to Sandata TWO HUNDRED EIGHT THOUSAND FOUR HUNDRED SEVENTY SIX AND 00/100 ($208,476.00) DOLLARS in consideration of Sandata (a) assigning to Health Card all of its rights to enforce the Employee Covenants against the Programmers or to bring any claim against Health Card arising out of or relating to Health Card's employment of the Programmers, whether based in contract, tort or otherwise; and (b) consenting to the employment by Health Card of the Programmers, whether in connection with the development and maintenance of software previously developed and/or maintained by Sandata or otherwise."

     2. Paragraph 4 shall be amended by deleting the previous language and replacing it with the following:

          "Health Card acknowledges and agrees that (a) nothing contained herein shall impose on Sandata any obligation with respect to the Programmers for any period after May 31, 1998; and (b) as between Sandata and Health Card, Health Card is solely responsible for all claims of the Programmers for salaries, benefits, accrued vacations, consulting fees or otherwise as employees of or consultants (or in any other capacity) to Health Card for all periods after May 31, 1998."

     3. All other terms and provisions of the Agreement remain the same and are in full force and effect.


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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first written above.

                                   SANDATA, INC.
                                   By:


                                              HUGH FREUND
                                   -------------------------------------
                                   Hugh Freund, Executive Vice President



                                   NATIONAL MEDICAL HEALTH CARD
                                     SYSTEMS, INC.
                                   By:

                                              LINDA PORTNEY
                                   -------------------------------------
                                   Linda Portney, President



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